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                                                                    EXHIBIT 10.5

                       SOUTHWEST SECURITIES GROUP, INC.

                            1997 STOCK OPTION PLAN


                                 INTRODUCTION

    On August 20, 1997, the Board of Directors of the Company adopted the following Stock Option Plan:

    1. PURPOSE. The purpose of the Plan is to provide selected employees with a proprietary interest in the Company through the granting of Nonqualified Options which will:

         (a)  increase the interest of the optionees in the Company's welfare;

         (b) furnish an incentive to the optionees to continue their services for the Company; and

         (c) provide a means through which the Company may attract able persons to enter its employ.

    2.   ADMINISTRATION.  The Plan shall be administered by the Committee.

    3. PARTICIPANTS. The Committee shall, from time to time, select the particular employees of the Company and its Subsidiaries to whom options are to be granted, and who will, upon such grant, become participants in the Plan. For purposes of the Plan, "employees" are those employees whose performance and responsibilities are determined by the Committee to be influential to the success of the Company; provided, however, that persons who are officers or directors of the Company are not eligible to receive options under the Plan.

    4. SHARES SUBJECT TO PLAN. The Committee may not grant options under the Plan for more than 150,000 shares of Common Stock of the Company, but this number shall be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share
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combination, recapitalization or the like, of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be re-offered under the Plan.

    5. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of options to employees of the Company or its Subsidiaries, provided that the grant of an option to an employee shall not be deemed either to entitle the employee to, or to disqualify the employee from, participation in any other grant of options under the Plan.

    6. GRANT OF OPTIONS. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Committee but not inconsistent with the Plan. Stock option agreements may provide that an option holder may request approval from the Committee to exercise an option or a portion thereof by tendering shares of Common Stock of the Company at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price. Moreover, stock option agreements may provide that the option holder may request approval from the Committee to pay any withholding associated with the option by tendering shares of Common Stock of the Company at the fair market value per share on the date of exercise. The Company shall execute stock option agreements upon instructions from the Committee.

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    7.   OPTION PRICE.  The option price shall not be less than 100% of the fair market value per share of the Common Stock on the date the option is granted.
The Committee shall determine the fair market value of the Common Stock on the date of grant and shall set forth the determination in its minutes, using any reasonable valuation method.

    8. OPTION PERIOD. The Option Period will begin on the date the option is granted, which will be the date the Committee authorizes the option unless the Committee specifies a later date. No option may terminate later than ten years from the date the option is granted. The Committee may provide for the exercise of options in installments and upon such terms, conditions and restrictions as it may determine. The Committee may provide for termination of an option in the case of termination of employment or any other reason.

    9. RIGHTS IN EVENT OF DEATH OR DISABILITY. If a participant dies or becomes disabled [within the meaning of Section 22(e)(3) of the Internal Revenue Code] prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised the option, the option agreement may provide that it may be exercised, to the extent of the shares with respect to which the option could have been exercised by the participant on the date of the participant's death or disability, (i) in the case of death, by the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant, or (ii) in the case of disability, by the participant or his personal representative, provided the option is exercised prior to the date of its expiration or 180 days from the date of the participant's death or disability, whichever first occurs. The date of disability of a participant shall be determined by the Committee.

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    10.  PAYMENT. Full payment for shares purchased upon exercising an option shall be made in cash or by check or, if allowed by the stock option agreement and approved by the Committee, by tendering shares of Common Stock at the fair market value per share at the time of exercise. Likewise, any withholding associated with a Nonqualified Option may, if allowed by the stock option agreement and approved by the Committee, be paid by tendering shares of Common Stock at the fair market value per share at the time of exercise. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a shareholder until shares are issued to him.

    11. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth below. In no event may an option be exercised or shares be issued pursuant to an option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured.

    12. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price shall be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

    13. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. During a participant's lifetime, options granted to a participant may be exercised only by the participant or as provided in section 9 hereof.

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    14.  INTERPRETATION.  The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.

    15. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board without the approval of the shareholders of the Company.

    16. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any employee any right to be granted an option to purchase Common Stock of the Company or any other rights except as may be evidenced by the stock option agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

    17. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on August 19, 2007. The Committee may not grant options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms.

    18. DEFINITIONS. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         (a)  "Board" means the Board of Directors of the Company.

         (b) "Committee" means the committee of the Board appointed by the Board to administer the Plan, or in the absence of such a committee, shall mean the entire Board.

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         (c)  "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

         (d) "Company" means Southwest Securities Group, Inc., a Delaware corporation.

         (e) "Incentive Option" means an option granted under the Plan which meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

         (f) "Nonqualified Option" means an option granted under the Plan which is not intended to be an Incentive Option.

         (g) "Option Period" means the period during which an option may be exercised.

         (h) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (i)  "Plan" means this Stock Option Plan, as amended from time to time.

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         (j)  "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

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